Q3 2017 Earnings Presentation 0November 10, 2017

1 Q3 2017 Earnings Call Agenda I. Introduction Shefali Shah, SVP and General Counsel II. Operational Highlights Chris Bradshaw, President and CEO III. Financial Review Jennifer Whalen, VP and Acting CFO IV. Concluding Remarks Chris Bradshaw, President and CEO V. Questions & Answers

2 This presentation contains “forward-looking statements.” Forward-looking statements give the Company’s current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Such risks, uncertainties and other important factors include, among others, the Company’s dependence on, and the cyclical and volatile nature of, offshore oil and gas exploration, development and production activity, and the impact of general economic conditions and fluctuations in worldwide prices of and demand for oil and natural gas on such activity levels; the Company’s reliance on a small number of customers and the reduction of its customer base resulting from bankruptcies or consolidation; risks that the Company’s customers reduce or cancel contracted services or tender processes; cost savings initiatives implemented by the Company’s customers; risks inherent in operating helicopters; the Company’s ability to maintain an acceptable safety record; the impact of increased United States (“U.S.”) and foreign government regulation and legislation, including potential government implemented moratoriums on drilling activities; the impact of a grounding of all or a portion of the Company’s fleet for extended periods of time or indefinitely on the Company’s business, including its operations and ability to service customers, results of operations or financial condition and/or the market value of the affected helicopter(s); the Company’s ability to successfully expand into other geographic and aviation service markets; risks associated with political instability, governmental action, war, acts of terrorism and changes in the economic condition in any foreign country where the Company does business, which may result in expropriation, nationalization, confiscation or deprivation of the Company’s assets or result in claims of a force majeure situation; the impact of declines in the global economy and financial markets; the impact of fluctuations in foreign currency exchange rates on the Company’s asset values and cost to purchase helicopters, spare parts and related services; risks related to investing in new lines of service without realizing the expected benefits; risks of engaging in competitive processes or expending significant resources for strategic opportunities, with no guaranty of recoupment; the Company’s reliance on a small number of helicopter manufacturers and suppliers; the Company’s ongoing need to replace aging helicopters; the Company’s reliance on the secondary helicopter market to dispose of older helicopters; the Company’s reliance on information technology; the impact of allocation of risk between the Company and its customers; the liability, legal fees and costs in connection with providing emergency response services; adverse weather conditions and seasonality; risks associated with the Company’s debt structure; the Company’s counterparty credit risk exposure; the impact of operational and financial difficulties of the Company’s joint ventures and partners and the risks associated with identifying and securing joint venture partners when needed; conflict with the other owners of the Company’s non-wholly owned subsidiaries and other equity investees; adverse results of legal proceedings, including the risks related to the Company’s ability to recover damages from the manufacturer of the H225 model helicopter; the incurrence of significant costs in connection with the Company’s pursuit of legal remedies, including those against the manufacturer of the H225 model helicopter; the Company’s ability to obtain insurance coverage and the adequacy and availability of such coverage; the Company’s ability to remediate the material weaknesses it has identified in its internal controls over financial reporting described in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 and in its Annual Report on Form 10-K for the year ended December 31, 2016; the possibility of labor problems; the attraction and retention of qualified personnel; restrictions on the amount of foreign ownership of the Company’s common stock; and various other matters and factors, many of which are beyond the Company’s control. These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact the Company’s business. Except to the extent required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Cautionary Statement Regarding Forward-Looking Statements

3 This presentation includes EBITDA and Adjusted EBITDA as supplemental measures of the Company’s operating performance. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for SEACOR Management Fees and certain other special items that occurred during the reporting period. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for discretionary use, as they do not take into account certain cash requirements, such as debt service requirements. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, nor as a substitute for analysis of the Company’s results as reported under GAAP. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. The Company also presents net debt, which is a non-GAAP measure, defined as total principal balance on borrowings less cash and cash equivalents, including escrow balances. Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. A reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA further adjusted to exclude gains on asset dispositions and net debt is included in this presentation. This presentation also includes the Company’s interest coverage ratio and senior secured leverage ratio. The interest coverage ratio is the ratio for the most recently ended four consecutive fiscal quarters of EBITDA (as defined in the Company’s credit facility) less dividends and distributions and the amount of any cash proceeds received from the sale of assets included in EBITDA divided by interest expense. The senior secured leverage ratio is calculated by dividing senior secured debt (as defined in the Company’s credit facility) by EBITDA. Neither the interest coverage ratio nor the senior secured leverage ratio is a measure of operating performance or liquidity defined by GAAP and may not be comparable to similarly titled measures presented by other companies. EBITDA is calculated under the Company’s credit facility (as amended) differently than as presented elsewhere in this presentation. Non-GAAP Financial Measures Reconciliation

4 H225 Update • Due to an accident in April 2016 involving an Airbus Helicopters H225 model helicopter (also known as an EC225LP) operated by another helicopter operator, the vast majority of the offshore oil and gas fleet of H225 and AS332 L2 model helicopters remains on operational suspension − The Accident Investigation Board Norway’s investigation of the accident remains ongoing − The civilian aviation authorities have issued directives permitting a return to service, subject to numerous requirements − Any broad-based return to service in the offshore oil and gas industry will be dependent upon the development of a detailed safety case by operators and market receptivity, which will be impacted by confidence among oil and gas companies and the labor unions representing their employees • During the quarter, Era noted certain events that led us to come to the belief that there will not be a broad- based return to service of the H225 and AS332 L2 helicopter models in the offshore oil and gas industry • Era owns 9 H225 helicopters: 5 located in the U.S., 3 located in Brazil and 1 located in Norway − Era is marketing these helicopters for lease or sale and, in light of the triggering events, performed an impairment analysis to assess the value of these helicopters − It was determined that the book value of Era’s H225 helicopters, capital parts and related inventory exceeded the fair value, and a non-cash impairment charge of ~$117 million was recorded in Q3 • In November 2016, Era filed a lawsuit in the District Court of Dallas County, Texas against Airbus alleging breaches of various contracts, fraudulent inducement and unjust enrichment − Era seeks compensation for monetary damages − The ultimate outcome of the litigation cannot be predicted, and the Company may spend significant resources pursuing its legal remedies against Airbus

5 Financial Stability • Era continued to generate positive operating cash flow of $4.6 million in Q3 2017, raising the year-to- date total to $17.9 million − Subtracting net cash used in investing activities of $3.1 million, YTD net cash flows from operating and investing activities are positive $14.8 million • As of 9/30/17, non-cancellable capital commitments for new helicopter deliveries totaled $5.5 million − 50% payable in 2017 and 50% payable in 2018 • As of 9/30/17, total available liquidity was $151.5 million − $26.9 million in cash balances − $124.6 million of availability under the Company’s credit facility • Oil and gas revenues increased by 15% in Q3 compared to Q2 2017 • Profitability in Q3 was adversely impacted by: − $0.6 million of expenses to prepare helicopters for new customer contracts − $1.0 million of expenses due to the correction of immaterial accounting errors related to prior periods − $1.9 million of non-routine professional services fees − a high volume of engine overhaul expense ($2.8 million higher than trailing four quarter average)

6 Q3 2017 Highlights – Sequential Quarter Comparison • Revenues were $3.5mm higher than Q2 2017 ̶ Primarily due to higher utilization in oil & gas operations ̶ Partially offset by the absence of the benefit from lease return charges recognized in Q2 2017 • Operating expenses were $2.7mm higher primarily due to an increase in repairs and maintenance, fuel and personnel expenses • G&A expenses were $1.0mm higher primarily due to higher professional services fees and the correction of immaterial accounting errors related to prior periods, partially offset by lower personnel costs related to the recognition of severance expenses in Q2 2017 • Gains on asset dispositions were $5.2mm lower ̶ No significant asset dispositions in Q3 ̶ In Q2, we disposed of a hangar in Alaska, two helicopters and capital parts for proceeds of $5.6mm • Adjusted EBITDA decreased by $6.0mm ̶ Excluding gains/losses on asset dispositions, Adjusted EBITDA was $0.8mm lower ̶ Special items in Q3 consisted of $117.0mm non-cash impairment charges primarily related to the Company’s H225 helicopters ̶ Special items in Q2 consisted of $0.6mm of severance- related expenses related to changes in senior management Revenues ($000s) $57,878 $61,385 – $25,000 $50,000 $75,000 Q2 2017 Q3 2017 Adjusted EBITDA ($000s) $12,544 $6,560 – $10,000 $20,000 Q2 2017 Q3 2017

Q3 2017 Highlights – Calendar Quarter Comparison

- Revenues were $3.6mm lower than Q3 2016
  - Primarily due to the end of air medical contracts, fewer SAR subscribers and lower utilization of light helicopters in U.S. oil & gas operations
  - Partially offset by higher utilization of heavy and medium helicopters in U.S. oil & gas operations
- Operating expenses were $3.6mm higher primarily due to the recognition of credits in Q3 2016 and increases related to the timing of repairs
  - Partially offset by lower personnel, fuel and other operating expenses
- G&A expenses were $1.4mm higher primarily due to higher professional services fees and the correction of immaterial accounting errors, partially offset by lower personnel and other expenses
- Adjusted EBITDA decreased by $8.8mm
  - Special items in Q3 2017 consisted of $117.0mm non-cash impairment charges primarily related to the Company's H225 helicopters
  - No special items in Q3 2016

Revenues ($000s)



$75,000
$50,000
$25,000
–
$65,006
$61,385
Q3 2016
Q3 2017

Adjusted EBITDA ($000s)



$20,000
$10,000
–
$15,323
$6,560
Q3 2016
Q3 2017

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8 Appendix

9 Fleet Overview Owned Leased-In Total Average Age(a) Heavy: S92 3 – 3 2 H225 9 – 9 7 AW189 4 – 4 1 Total Heavy 16 – 16 Medium: AW139 36 – 36 8 S76 C+/C++ 5 – 5 11 B212 6 – 6 38 Total Medium 47 – 47 Light – twin engine: A109 7 – 7 11 EC135 13 2 15 9 EC145 3 – 3 9 BK-117 – 2 2 N/A BO-105 3 – 3 28 Total Light – twin engine 26 4 30 Light – single engine: A119 14 – 14 11 AS350 26 – 26 21 Total Light – single engine 40 – 40 Total Helicopters 129 4 133 13 Note: Fleet presented as of 9/30/2017 (a) Average for owned fleet

10 • In October 2016, Era amended its revolving credit facility to ensure access to liquidity through the downturn • Non-cancelable capital commitments can be funded via combination of cash-on-hand, cash flow from operations and borrowings under the credit facility • Total available liquidity of $151.5 million • As of 9/30/17, the maintenance covenant ratios under the Company’s credit facility were as follows: − Senior secured leverage ratio of 1.3x compared to the current covenant requirement of ≤ 3.50x − Interest coverage ratio of 2.6x compared to the current covenant requirement of ≥ 1.75x (a) These are non-GAAP measures. The senior secured leverage and interest coverage ratios are calculated as per the Company’s credit facility. Net Debt / Net Capitalization is calculated as total principal balance on borrowings less cash and cash equivalents (including escrow deposits) / total capitalization less cash and cash equivalents (including escrow deposits) Healthy Leverage Metrics and Liquidity September 30, 2017 ($000s) Cash and cash equivalents 26,896$ Credit facility 51,000$ Promissory notes 21,919 Total secured debt 72,919 7.750% Senior Notes 144,828 Other 3,150 Total debt 220,897$ Net debt 194,001$ Shareholders' Equity 382,948$ Total capitalization 603,845$ Credit Metrics: (a) Senior Secured Debt / EBITDA 1.3X EBITDA / Interest Expense 2.6X Total Debt / Total Capitalization 37% Net Debt / Net Capitalization 34% Available under credit facility 124,599$

11 Revenue ($000s) 30-Sep-17 30-Jun-17 31-Mar-17 31-Dec-16 30-Sep-16 Oil and gas:(a) U.S. $36,578 $32,081 $30,341 $31,709 $35,961 International 16,764 14,284 17,167 14,881 17,306 Total oil and gas $53,342 $46,365 $47,508 $46,590 $53,267 Dry-leasing 2,558 6,606 3,279 3,719 2,664 Emergency Response Services (b) 2,550 2,771 3,740 5,980 5,854 Flightseeing 2,935 2,136 - - 3,221 $61,385 $57,878 $54,527 $56,289 $65,006 Flight Hours 30-Sep-17 30-Jun-17 31-Mar-17 31-Dec-16 30-Sep-16 Oil and gas:(a) U.S. 6,732 5,693 5,219 6,294 7,628 International 2,754 2,205 2,636 2,477 3,005 Total oil and gas 9,486 7,898 7,855 8,771 10,633 Emergency Response Services (b) 90 131 481 885 1,084 Flightseeing 906 673 – – 970 10,482 8,702 8,336 9,656 12,687 Three Months Ended Three Months Ended Operating Revenues and Flight Hours by Line of Service Note: Flight hours exclude hours flown by helicopters in the dry-leasing line of service (a) Primarily oil and gas services, but also includes revenues and flight hours from utility services, such as firefighting, and VIP transport (b) Includes revenues and flight hours from SAR and air medical services

Era

Financial Highlights

($ millions)	Fiscal Year 2012	2013	2014	2015	2016	9 Mos. Ended Sep. 30, 2016	2017
Revenue	$ 272.9	$ 299.0	$ 331.2	$ 281.8	$ 247.2	$ 190.9	$ 173.8
Operating Expenses	167.2	186.6	204.4	171.5	169.9	132.1	123.1
G&A	34.8	38.9	44.0	42.8	36.2	26.9	31.2
Depreciation	42.5	45.6	46.3	47.3	49.3	38.0	35.6
Gains on Asset Dispositions	3.6	18.3	6.1	6.0	4.8	4.0	5.0
Goodwill Impairment	-	-	-	(1.9)	-	-	-
Loss on Impairment	-	-	-	-	-	-	(117.0)
Operating Income (Loss)	32.0	46.2	42.7	24.3	(3.4)	(1.9)	(128.1)
Other Income (Expense):							
Interest Income	0.9	0.6	0.5	1.2	0.7	1.2	0.6
Interest Expense	(10.6)	(18.1)	(14.8)	(13.5)	(17.3)	(12.9)	(11.6)
Derivative Gains (Losses)	(0.5)	(0.1)	(0.9)	(0.0)	-	-	-
Foreign Currency Gains (Losses)	0.7	0.7	(2.4)	(2.6)	0.1	0.6	(0.1)
Gain on Debt Extinguishment	-	-	-	1.6	0.5	0.5	-
Gain on sale of FBO	-	-	-	12.9	-	-	-
Note Receivable Impairment	-	-	(2.5)	-	-	-	-
SEACOR Corporate Charges	(2.0)	(0.2)	-	-	-	-	-
	(11.5)	(17.1)	(20.0)	(0.3)	(16.0)	(10.6)	(11.1)
Income (Loss) before Taxes and Equity Earnings	20.6	29.1	22.6	24.0	(19.4)	(12.5)	(139.2)
Income Tax Expense (Benefit)	7.3	11.7	8.3	14.1	(3.4)	(2.2)	(48.1)
Income (Loss) before Equity Earnings	13.3	17.4	14.4	9.8	(16.0)	(10.3)	(91.1)
Equity Earnings (Losses)	(5.5)	0.9	2.7	(1.9)	1.1	1.1	1.1
Net Income (Loss)	$ 7.8	$ 18.3	$ 17.0	$ 7.9	$ (14.9)	$ (9.3)	$ (90.0)
Net Loss Attributable to NCI in Subsidiary	0.0	0.4	0.1	0.8	6.9	6.8	0.2
Net Income (Loss) Attributable to Era Group	$ 7.8	$ 18.7	$ 17.1	$ 8.7	$ (8.0)	$ (2.4)	$ (89.8)
Adjusted EBITDA(a)	$ 78.8	$ 95.3	$ 90.8	$ 69.0	$ 47.1	$ 37.7	$ 26.1
Adjusted EBITDA Excluding Gains(a)	$ 75.2	$ 77.0	$ 84.7	$ 63.0	$ 42.3	$ 33.7	$ 21.1

(a) Adjusted EBITDA is a non-GAAP measure. See next page for Adjusted EBITDA reconciliation to Net Income (Loss)

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Reconciliation of Non-GAAP Financial Measures

- Adjusted EBITDA reflects special items:
  - Executive severance adjustments of $0.7 million, $2.5 million and $0.6 million in 2012, 2014 and Q2 2017, respectively
  - An adjustment for IPO-related fees and expenses of $2.9 million in 2012
  - A pre-tax impairment of $5.9 million related to the Company's investment in Aeróleo in 2012
  - A one-time charge of $2.0 million related to operating leases on certain air medical helicopters in 2013
  - A pre-tax impairment charge of $2.5 million in 2014 representing a reserve against a note receivable
  - A pre-tax gain of $12.9 million on the sale of the Company's FBO in Alaska in 2015
  - A pre-tax charge of $1.9 million on the impairment of goodwill in 2015
  - Net pre-tax gains of $1.6 million and $0.5 million on the extinguishment of debt due to the repurchase of a portion of the 7.75% Senior Notes in 2015 and Q2 2016, respectively
  - Pre-tax impairment charges of $117.0 million primarily related to the impairment of the Company's H225 model helicopters in Q3 2017

- Historically, SEACOR charged its corporate costs and overhead charges to all of its operating divisions
  - These charges have been excluded from Adjusted EBITDA to more accurately reflect Era's historical results as if the Company had not been a SEACOR subsidiary

Historical EBITDA and Adjusted EBITDA

	Fiscal Year					9 Mos. Ended September 30,	
(US$ in thousands)	2012	2013	2014	2015	2016	2016	2017
Net Income (Loss)	$ 7,747	$ 18,304	$ 17,021	$ 7,899	$ (14,910)	$ (9,262)	$ (90,074)
Depreciation	42,502	45,561	46,312	47,337	49,315	37,976	35,635
Interest Income	(910)	(591)	(540)	(1,191)	(741)	(1,170)	(641)
Interest Expense	10,648	18,050	14,778	13,526	17,325	12,881	11,620
Income Tax Expense (Benefit)	7,298	11,727	8,285	14,117	(3,357)	(2,177)	(48,066)
EBITDA	$ 67,285	$ 93,051	$ 85,856	$ 81,688	$ 47,632	$ 38,248	$ (91,526)
Special Items	9,552	2,045	4,919	(12,697)	(518)	(518)	117,633
Adjusted EBITDA	$ 78,837	$ 95,264	$ 90,775	$ 68,991	$ 47,114	$ 37,730	$ 26,107
Gains on Asset Dispositions, Net ("Gains")	(3,612)	(18,301)	(6,101)	(5,953)	(4,787)	(4,034)	(5,048)
Adjusted EBITDA Excluding Gains	$ 75,225	$ 76,963	$ 84,674	$ 63,038	$ 42,327	$ 33,696	$ 21,059

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14 Quarterly Reconciliation of Non-GAAP Financial Measures (US$ in thousands) 30-Sep-16 31-Dec-16 31-Mar-17 30-Jun-17 30-Sep-17 Net Loss (802)$ (5,648)$ (5,787)$ (3,072)$ (81,215)$ Depreciation 12,519 11,339 11,554 11,978 12,103 Interest Income (466) 429 (250) (185) (206) Interest Expense 4,003 4,444 3,589 3,934 4,097 Income Tax Expense (Benefit) 69 (1,180) (2,103) (726) (45,237) EBITDA 15,323$ 9,384$ 7,003$ 11,929$ (110,458)$ Special Items - - - 615 117,018 Adjusted EBITDA 15,323$ 9,384$ 7,003$ 12,544$ 6,560$ Losses (Gains) on Asset Dispositions, Net ("Gains") 246 (753) (109) (5,061) 122 Adjusted EBITDA Excluding Gains 15,569$ 8,631$ 6,894$ 7,483$ 6,682$ Quarterly Historical EBITDA and Adjusted EBITDA